UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 6, 2006

The Walt Disney Company

(Exact name of registrant as specified in its charter)

Delaware	1-11605	No. 95-4545390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 South Buena Vista Street Burbank, California 91521
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 560-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 6, 2006, The Walt Disney Company (“Disney”) announced that it had entered into (i) a Separation Agreement (the “Separation Agreement”) with ABC Chicago FM Radio, Inc., a wholly owned subsidiary of Disney (“Spinco”), (ii) an Agreement and Plan of Merger (the “Merger Agreement”) with Spinco, Citadel Broadcasting Corporation (“Citadel”) and Alphabet Acquisition Corp., a wholly owned subsidiary of Citadel (“Merger Sub”), and (iii) a Support Agreement (the “Support Agreement”) with Spinco, Citadel and four Forstmann Little & Co. equity partnerships (Forstmann Little & Co. Equity Partnership-VI, L.P., Forstmann Little & Co. Equity Partnership-VII, L.P., Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VII, L.P., and Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VIII, L.P. (together, the “Forstmann Partnerships”)). These agreements provide for the separation of the assets other than the ESPN Radio and Radio Disney networks and stations of the ABC Radio business and certain related business operations (the “Spinco Business”) and the merger of Spinco with and into a wholly owned subsidiary of Citadel, with Spinco as the surviving corporation and a wholly owned subsidiary of Citadel.

Separation Agreement

Pursuant to the Separation Agreement, Disney will engage in a series of restructuring transactions (the “Restructuring”) to effect the transfer to Spinco’s subsidiaries of all the assets and liabilities of the Spinco Business and the transfer to Disney’s subsidiaries of all assets and liabilities not belonging to the Spinco Business. Following the Restructuring and pursuant to the terms and conditions set forth in the Separation Agreement, Disney will distribute to holders of Disney common stock (other than shares held in the treasury of Disney), all of the outstanding shares of Spinco common stock owned by Disney, either, in Disney’s sole discretion, through a pro-rata distribution of Spinco common stock in a spin-off, an exchange of Spinco common stock for Disney common stock in a split-off, or a combination thereof (the “Distribution” and, together with the Restructuring, the “Separation”).

Under the terms of the Separation Agreement, Spinco will incur debt financing (the “Financing”) in an amount expected to be between $1.4 billion and $1.65 billion depending upon the market price of Citadel’s common stock over a measurement period ending prior to closing. Disney will retain the proceeds of the Financing, and the corresponding debt obligation will remain with Spinco.

Merger Agreement

Pursuant to the Merger Agreement, and subject to the terms and conditions set forth therein, immediately after the consummation of the Spinco Financing and the Separation, Spinco will merge (the “Merger”) with and into Merger Sub, with Spinco continuing as the surviving corporation and a wholly owned subsidiary of Citadel. At the closing of the Merger, each share of Spinco common stock will be automatically converted into the right to receive one fully paid and nonassessable share of common stock of Citadel which, subject to certain adjustments, will result in Disney’s stockholders holding approximately 52% of the common stock of Citadel immediately after the Merger and the stockholders of Citadel holding the remaining approximately 48%. All outstanding Disney stock options and restricted stock units (whether vested or unvested) held by Disney employees who will be employees of Citadel following the Merger will be assumed by Citadel if the holder of such option or restricted stock unit so agrees. Each such option or restricted stock unit previously exercisable for shares of Disney common stock will become exercisable for an adjusted number of shares of Citadel at an adjusted exercise price.

Prior to the closing of the Merger and pursuant to the Merger Agreement, Citadel will declare a special dividend payable immediately prior to the closing of the Merger to holders of common stock of Citadel of record at a date to be set prior to the closing of the Merger. The amount of the dividend will be determined based on the market price of Citadel’s common stock over a measurement period ending prior to closing.

The Merger Agreement contains customary representations, warranties and covenants made by the parties, including, among others, (i) representations with respect to the accuracy of financial statements, the absence of undisclosed liabilities and similar matters and (ii) covenants to conduct their respective businesses in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and consummation of the Merger and covenants not to engage in certain kinds of transactions during such period.

Consummation of the Merger is subject to customary closing conditions, including the absence of certain legal impediments to the consummation of the Merger, the expiration or termination of any required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the effectiveness of certain filings with the Securities and Exchange Commission, the receipt of consent to, or rulings on, the transactions from the Federal Communications Commission and the Internal Revenue Service and the receipt of certain tax opinions. The Merger Agreement contains certain termination rights and provides that, upon the termination of the Merger Agreement under specified circumstances, a party may be required to pay the other party a termination fee in the amount of $81 million. In addition, if the transaction is terminated under certain circumstances, TWDC may be required to pay Citadel up to $15 million as a reimbursement of its expenses.

Support Agreement

In connection with the execution of the Merger Agreement, Disney and Spinco entered into a Support Agreement with the Forstmann Partnerships which beneficially own more than a majority of the outstanding stock of Citadel, pursuant to which they agreed to take certain actions in furtherance of the Merger. The Merger and the issuance of Citadel common stock in the Merger have been approved by written consent by holders of record of a majority of Citadel’s common stock.

Item 8.01. Other events.

On February 6, 2006, Disney and Citadel issued a joint press release announcing the transactions contemplated by the Separation Agreement and the Merger Agreement (the “Press Release”). A copy of the Press Release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Litigation Reform Act of 1995. These statements are made on the basis of the views and assumptions of the management of The Walt Disney Company and Citadel regarding future events and business performance as of the time the statements are made and they do not undertake any obligation to update these statements. Actual results may differ materially from those expressed or implied. Such differences may result from legal or regulatory proceedings or other factors that affect the timing or ability to complete the transactions contemplated herein, actions taken by either of the companies, including restructuring or strategic initiatives (including capital investments or asset acquisitions or dispositions), as well as from developments beyond the companies’ control, including changes in domestic and global economic conditions, competitive conditions and consumer preferences. Such developments may affect assumptions regarding the operations of the businesses of the ABC Radio assets and Citadel separately or as combined entities including, among other things, the timing of the transaction and the performance of the businesses. Additional factors that may affect results are set forth in the Annual Report on Form 10-K of The Walt Disney Company for the year ended October 1, 2005 under the heading “Item 1A—Risk Factors” and Annual Report on Form 10-K of Citadel Broadcasting Corporation for the year ended December 31, 2004 under the heading “Item 1—Risk Factors.”

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

2.1	Separation Agreement, dated as of February 6, 2006, between Disney and Spinco.

2.2	Agreement and Plan of Merger, dated as of February 6, 2006, between Disney, Spinco, Citadel and Merger Sub.

10.1	Support Agreement, dated as of February 6, 2006, between Disney, Spinco and Citadel.

99.1	Joint Press release of The Walt Disney Company and Citadel Broadcasting Company, dated February 6, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WALT DISNEY COMPANY

By: /s/ Roger J. Patterson

Name: Roger J. Patterson

Title:   Vice President, Counsel

            Registered In-House Counsel

Dated: February 10, 2006

EXHIBIT INDEX

Exhibit No.	Description

2.1	Separation Agreement, dated February 6, 2006, between Disney and Spinco.

2.2	Agreement and Plan of Merger, dated February 6, 2006, between Disney, Spinco, Citadel and Merger Sub.

10.1	Support Agreement, dated February 6, 2006, between Disney, Spinco and Citadel.

99.1	Joint Press release of The Walt Disney Company and Citadel Broadcasting Corporation, dated February 6, 2006